Computational Materials

                             UACSC 1997-C Auto Trust


$ 27,495,000.00 [____]%  Class A-1 Money Market Automobile Receivable Backed
                         Certificates
$ 87,325,000.00 [____]% Class A-2 Automobile Receivable Backed Certificates $103,570,162.24 [____]% Class A-3 Automobile Receivable Backed Certificates


         Class I Interest Only Automobile Receivable Backed Certificates

                         UAC Securitization Corporation
                                    Depositor
                          Union Acceptance Corporation
                                    Servicer



                                  Computational
                                    Materials



         Neither the Trust, the Depositor nor any of their affiliates make any representation as to the accuracy or completeness of the information herein. The information contained in the attached materials is referred to as the "Information". The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission. The information addresses only certain aspects of the applicable security's characteristics and thus does not provide a complete assessment. As such, the information may not reflect the impact of all structural characteristics of the security. The assumptions underlying the information, including structure and collateral, may be modified from time to time to reflect changed circumstances. The attached term sheet is not intended to be a prospectus and any investment decision with respect to the Certificates should be made by you based solely upon all of the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities. All information described herein is preliminary, limited in nature and subject to completion or amendment. No representation is made that the above referenced securities will actually perform as described in any scenario presented. The Depositor has not prepared, reviewed or participated in the preparation hereof, is not responsible for the accuracy hereof and has not authorized the dissemination hereof. A final Prospectus and Prospectus Supplement may be obtained by contacting the Salomon Brothers Syndicate Desk at (212) 783-3727.

         The attached Term Sheet has been prepared by Union Acceptance Corporation. Neither Salomon Brothers Inc ("Salomon") nor Bear, Stearns & Co. Inc. ("Bear, Stearns" and together with Salomon Brothers, the "Underwriters") nor any of their respective affiliates makes any representation as to the accuracy or completeness of the Information herein. The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

         The Information addresses only certain aspects of the applicable securities characteristics and thus does not provide a complete assessment. As such, the Information may not reflect the impact of all structural characteristics of the securities. The assumptions underlying the Information, including structure, Trust property and collateral, may be modified from time to time to reflect changed circumstances.

         Although a registration statement (including the prospectus) relating to the securities discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed in this communication has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive Information on any matter discussed in this communication. Any investment decision should be based only on the data in the prospectus and the prospectus supplement ("Offering Documents") and the then current version of the Information. Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the Salomon Syndicate Desk at 212-783-3727.

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Brothers Financial Advisor immediately.

                             UACSC 1997-C Auto Trust
                    UAC Securitization Corporation, Depositor

                     Union Acceptance Corporation, Servicer

                               Subject to Revision

                       Term Sheet dated September 3, 1997

Issuer  ......................UACSC 1997-C Auto Trust (the "Trust").

Depositor.....................UAC Securitization Corporation (the "Depositor").

Servicer .....................Union  Acceptance  Corporation (in its capacity as servicer, the "Servicer," otherwise "UAC").

Trustee  .....................Harris Trust and Savings Bank.

Underwriters..................Salomon  Brothers  Inc (Lead) and Bear,  Stearns &
                              Co. Inc.(Co).

The Certificates  ............The  Trust  will be  formed  and  will  issue  the
                              Certificates on or about September 12, 1997 (the "Closing Date") pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement"). The "Certificates" will consist of:
                              (i) _____% Class A-1 Money Market Automobile Receivable Backed Certificates in the aggregate principal amount of $27,495,000.00 (the "Class A-1 Certificates"); (ii) _____% Class A-2 Automobile Receivable Backed Certificates in the aggregate principal amount of $87,325,000.00 (the "Class A-2 Certificates"); (iii) _____% Class A-3 Automobile Receivable Backed Certificates in the aggregate principal amount of $103,570,162.24 (the "Class A-3 Certificates" and together with the Class A-1 Certificates and the Class A-2 Certificates, the "Class A Certificates"); (iv) the Class I Interest Only Automobile Receivable Backed Certificates (the "Class I Certificates"); and (v) the Class IC Automobile Receivable Backed Certificate (the "Class IC Certificate"). The Class I Certificates are interest only certificates and will not receive distributions of principal. The Class IC Certificate will be issued to the Depositor on the Closing Date and is not being offered hereby. The Class A Certificates and the Class I Certificates are referred to herein as the "Offered Certificates."

                              Each of the Certificates will represent a fractional undivided interest in the Trust. The Trust assets will include a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks and vans (the "Receivables"), certain monies due thereunder as of and after August 31, 1997 (the "Cutoff Date"), security interests in the related vehicles financed thereby (the "Financed Vehicles"), monies on deposit in the account into which all payments made in respect of the Receivables will be deposited (the "Certificate Account") and the


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

                              proceeds thereof, any proceeds from claims on certain insurance policies relating to the Financed Vehicles or the related obligors (each, an "Obligor"), any lender's single interest insurance policy, the Spread Account (as defined herein) for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Surety Bond Issuer, the Surety Bond for the benefit of the Class A Certificateholders and Class I Certificateholders and certain rights under the Pooling and Servicing Agreement. Interest paid to the Certificateholders on the first Distribution Date will be based upon the amount of interest accruing from the Closing Date, and will therefore not include a full month's interest.

The Class A Certificates  ....Interest.  Interest will be  distributable  on the third business day after the 5th day of each month (each, a "Distribution Date") beginning October 8, 1997, to holders of record as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the "Record Date") of the Class A Certificates (the "Class A Certificateholders," which includes the "Class A-1 Certificateholders," the "Class A-2 Certificateholders," and the "Class A-3 Certificateholders"). The maximum amount of interest distributable to the Class A-1 Certificateholders on any Distribution Date is the product of 1/360th of the applicable pass-through rate of _____% for the Class A-1 Certificates (the "Class A-1 Pass-Through Rate"), the actual number of days elapsed during the related Collection Period and the aggregate outstanding principal balance of the Class A-1 Certificates (the "Class A-1 Certificate Balance") as of the preceding Distribution Date (after giving effect to all distributions to Certificateholders on such date) or, in the case of the first Distribution Date, as of the Closing Date. The maximum amount of interest distributable to the Class A-2 Certificateholders and the Class A-3 Certificateholders on any Distribution Date is the product of 1/12th of the applicable pass-through rate of _____% for the Class A-2 Certificates (the "Class A-2 Pass-Through Rate") and the applicable pass-through rate of_____% for the Class A-3 Certificates (the "Class A-3 Pass-Through Rate") multiplied by the aggregate outstanding principal balance of the Class A-2 Certificates and Class A-3 Certificates, respectively (the "Class A-2 Certificate Balance" and the "Class A-3 Certificate Balance," and together with the Class A-1 Certificate Balance, the "Certificate
                              Balance") as of the preceding Distribution Date (after giving effect to all distributions to Certificateholders on such date) or, in the case of the first Distribution Date, as of the Closing Date. Interest on the Class A-1 Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed during the preceding Collection Period or, in the case of the first Distribution Date, the number of days from the Closing Date remaining in the month of the closing. Interest on the Class A-2 Certificates and Class A-3 Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the number of days from the Closing Date remaining in the month of the closing (assuming a 30-day month). See "The Offered Certificates -- Distributions." The effective yield on the Class A Certificates will be below that otherwise produced by the applicable Pass-Through Rate because the distribution of Monthly Principal (as defined below) and Class A Monthly Interest (as defined below) in respect of any given month will not be made until the third business day after the fifth calendar day of the following month. See "Yield and Prepayment Considerations" herein.

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


                              "Class A Monthly Interest" for any Distribution Date will equal the sum of Class A-1 Monthly Interest (as defined below), Class A-2 Monthly Interest (as defined below) and Class A-3 Monthly Interest (as defined below).

                              "Class A-1 Monthly Interest" will equal (i) for the first Distribution Date, the product of the following: (1/360th of the Class A-1 Pass-Through
                              Rate) multiplied by (the number of days remaining in the month of the Closing Date multiplied by (the Class A-1 Certificate Balance at the Closing
                              Date) and (ii) with respect to each subsequent Distribution Date, the product of 1/360th of the Class A-1 Pass-Through Rate, the number of days in the preceding Collection Period and the Class A-1 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

                              "Class A-2 Monthly Interest" will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class A-2 Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) multiplied by (the Class A-2 Certificate Balance at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-2 Pass-Through Rate and the Class A-2 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

                              "Class A-3 Monthly Interest" will equal (i) for the first Distribution Date, the product of the following: (one-twelfth of the Class A-3 Pass-Through Rate) multiplied by (the number of days remaining in the month of the Closing Date (assuming a 30 day month) from the Closing Date divided by 30) multiplied by (the Class A-3 Certificate Balance at the Closing Date) and (ii) with respect to each subsequent Distribution Date, the product of one-twelfth of the Class A-3 Pass-Through Rate and the Class A-3 Certificate Balance on the preceding Distribution Date (after giving effect to any distribution of Monthly Principal required to be made on such preceding Distribution Date).

                              Principal. On each Distribution Date, the Trustee will distribute as principal to the Class A Certificateholders in a maximum aggregate amount equal to the aggregate outstanding principal amount of the Receivables (the "Pool Balance") on the last day of the second preceding calendar month (or, in the case of the first Distribution Date, as of the Cutoff Date) less the Pool Balance on the last day of the immediately preceding calendar month ("Monthly Principal"). Monthly


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

                              Principal will be distributed sequentially to the Class A Certificateholders as follows: (i) to the Class A-1 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero; (ii) to the Class A-2 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero and (iii) to the Class A-3 Certificateholders until the Class A-3 Certificate Balance has been reduced to zero (the "Principal Distribution Sequence"). For purposes of determining Monthly Principal, the unpaid principal balance of a Defaulted Receivable or a Purchased Receivable will be deemed to be zero on and after the date such Receivable became a Defaulted Receivable or a Purchased Receivable.

                              The final scheduled Distribution Date of the Class A-1 Certificates will be September 10, 1998 (the "Class A-1 Final Scheduled Distribution Date"). The final scheduled Distribution Date of the Class A-2 Certificates will be April 10, 2001 (the "Class A-2 Final Scheduled Distribution Date"). The final scheduled Distribution Date of the Class A-3 Certificates will be January 10, 2005 (the "Class A-3 Final Scheduled Distribution Date"). No Monthly Principal will be distributed (i) to the Class A-2 Certificateholders until the Class A-1 Certificate Balance has been reduced to zero or
                              (ii) to the Class A-3 Certificateholders until the Class A-2 Certificate Balance has been reduced to zero. Since the rate of payment of principal of each class of Class A Certificates depends upon the rate of payment of principal (including prepayments) of the Receivables, the final distribution in respect of each class of Class A Certificates could occur significantly earlier than the respective Final Scheduled Distribution Dates. See "The Offered Certificates -- Distributions."

The Class I Certificates......Interest.  The Class I  Certificates  are interest only certificates which will not be entitled to any principal distributions. Interest will accrue on the Notional Principal Amount (defined below) of the Class I Certificates at the rate of 1.55% per annum (the "Class I Pass-Through Rate"). The Notional Principal Amount represents a designated principal component of the Receivables, originally $176,276,554.86 (the "Original Notional Principal Amount").

                              Interest with respect to the Class I Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months or, in the case of the first Distribution Date, the number of days from the Closing Date remaining in the month of the closing (assuming a 30-day month). On each Distribution Date, the Trustee shall distribute pro rata to holders of Class I Certificates (the "Class I Certificateholders") of record as of the preceding Record Date, Class I Monthly Interest at the Class I Pass-Through Rate on the Notional Principal Amount outstanding on the immediately preceding Distribution Date (after giving effect to any reduction of the Notional Principal Amount on such Distribution Date) or, in the case of the first Distribution Date, as of the Closing Date. Holders of the Class I Certificates will not be entitled to any distributions after the Notional Principal Amount thereof has been reduced to zero.

                              Planned Amortization Feature; Calculation of the Class I Notional Principal Amount. The Class I Certificates represent an interest-only planned

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

                              amortization class. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments. Because the Class I Certificates will receive interest based on the Notional Principal Amount, this is accomplished by basing the reduction in the Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual principal balances of the Receivables, as described below. The amount which will be paid to the Class I Certificateholders is expected to be derived from the excess of interest earned on the Receivables over the Class A Monthly Interest and the monthly Servicing Fee payable to the Servicer (the "Monthly Servicing Fee"). Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the
                              Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component." The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance. The "Notional Principal Amount" of the Class I Certificates at any time will be equal to the principal balance of the PAC Component as calculated based on the allocations of principal payments described below, originally $176,276,554.86.

                              The Pooling and Servicing Agreement establishes a schedule (a "Planned Notional Principal Amount Schedule") which is set forth herein under "The
                              Offered       Certificates--The       Class      I
                              Certificates-Calculation of Notional Principal Amount." On each Distribution Date, the Monthly
                              Principal will be allocated first to the PAC Component in an amount up to the amount necessary to reduce the amount thereof to the Planned Notional Principal Amount for such Distribution Date, as set forth in the Planned Notional Principal Amount Schedule, second, to the Companion Component until the outstanding amount thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount. As described above, the Notional Principal Amount of the Class I Certificates will be equal to the outstanding amount of the PAC
                              Component and thus will be reduced as the PAC Component is reduced.

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

                              The Planned Notional Principal Amount Schedule has been prepared on the basis of the assumption, among other things, that the Receivables prepay at a constant rate between 1.6% and 2.5% ABS (as defined herein), an assumed annualized constant rate of prepayments and the prepayment model used in this Term Sheet. The yield to maturity of the Class I Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Receivables and may fluctuate significantly from time to time. If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount of the Class I Certificates) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.5% ABS, the amount of the Companion Component will be reduced to zero more quickly, and the amount of the PAC Component (and the Notional Principal Amount of the Class I Certificates) will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class I Certificates.

                              The Planned Notional Principal Amount Schedule is set forth herein under "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount." The Planned Notional Principal Amount Schedule has been prepared on the basis of certain assumptions, which are described herein under "The Offered Certificates -- Class I Yield Considerations." Prospective investors in the Class I Certificates should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors -- Prepayment Risks Associated with the Class I Certificates," "Yield and Prepayment Considerations -- The Class I Certificates."

Subordination;
Spread Account................The  Depositor  will  establish  an  account  (the
                              "Spread Account") on the Closing Date. On each Distribution Date thereafter, the Servicer will deposit into the Spread Account any amounts remaining in the Certificate Account after the payment on such date of all amounts owing pursuant to the Pooling and Servicing Agreement to the Certificateholders (other than the Class IC Certificateholder), the Surety Bond Issuer, the Servicer for the Monthly Servicing Fee and any permitted reimbursement of outstanding Advances. In the event that Available Funds (as defined below) are insufficient on any Distribution Date prior to the termination of the Trust (after payment of the Monthly Servicing Fee) to pay
                              Monthly Principal and Monthly Interest to the Class A Certificateholders and the Class I Certificateholders, draws will be made on the
                              Spread Account to the extent of the balance thereof and, if necessary, the Surety Bond, in the manner and to the extent described herein. The Spread Account is solely for the benefit of the Class A Certificateholders, the Class I Certificateholders and the Surety Bond Issuer. In the event the amount on deposit in the Spread Account is zero after giving effect to any draws thereon for the benefit of the Class A Certificateholders and the Class I Certificateholders, and there is a default under the Surety Bond, any losses on the Receivables will be borne directly pro rata by all classes of Class A Certificateholders (to the extent of the classes or class of Class A Certificates which are outstanding at such time) and Class I Certificateholders, as described herein. Any such reduction of the principal balance of the Receivables due to losses on the Receivables may also result in a reduction of the Class I Notional Principal Amount. See "The Offered Certificates-- Distributions."

                              "Available Funds" for any Distribution Date and the related Collection Period will consist of all payments on simple interest Receivables received during such Collection Period, the scheduled payments on Precomputed Receivables (as defined below) received during such Collection Period, the net amount to be transferred to the Certificate Account in respect of add on interest on

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

                              Precomputed Receivables for such Distribution Date, all advances of funds in respect of delinquent Receivables made by the Servicer for such Collection Period (each, an "Advance"), liquidation proceeds in respect of defaulted
                              receivables   and  the  purchase  amount  for  all
                              Receivables that UAC was required to purchase during the preceding Collection Period.

                              "Precomputed Receivables" are rule of 78's Receivables (as opposed to simple interest Receivables) which will be amortized by the Trust using the actuarial method. The Class A
                              Certificates and Class I Certificates will be senior in right and interest to the Class IC Certificate. The Class A Certificateholders and the Class I Certificateholders will have equal rights with respect to amounts collected on or with respect to the Receivables and other assets of the Trust in the event of a shortfall. The Trustee will first withdraw funds from the Spread Account on each Distribution Date to the extent of any shortfall in the Monthly Servicing Fee, permitted reimbursements of outstanding Advances, Monthly Interest and Monthly Principal as described above. Any amount on deposit in the Spread Account on any Distribution Date in excess of the Required Spread Amount (defined below) after all other required deposits thereto and withdrawals therefrom have been made, and after payment therefrom of all amounts due the Surety Bond Issuer will be distributed to the holder of the Class IC Certificate (the "Class IC Certificateholder"). Any amount so distributed to the Class IC Certificateholder will no longer be an asset of the Trust.

                              While it is intended that the amount on deposit in the Spread Account grow over time, through the deposit thereto of the excess collections, if any, on the Receivables, to the Required Spread Amount, there can be no assurance that such growth will actually occur. The "Required Spread Amount" with respect to any Distribution Date will equal _____% of the initial Pool Balance. If the average aggregate yield of the Receivables pool in excess of losses falls below a prescribed level set forth in the Insurance Agreement, the Required Spread Amount will be increased to _____% of the Pool Balance. Upon and during the continuance of an Event of Default or upon the occurrence of certain other events described in the Insurance Agreement generally involving a failure of performance by the Servicer or a material misrepresentation made by the Servicer under the Pooling and Servicing Agreement or the Insurance Agreement, the Required Spread Amount shall be equal to the Surety Bond Amount, as further described below.

Surety Bond...................The Depositor  shall obtain an irrevocable  surety bond (the "Surety Bond") issued by the Surety Bond Issuer (as specified below), for the benefit of the Trustee on behalf of the Class A Certificateholders and the Class I Certificateholders. The Trustee shall draw on the Surety Bond in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee and after withdrawals from the Spread Account to pay the Class A Certificateholders and the Class I Certificateholders on any Distribution Date in accordance with the Pooling and Servicing Agreement) to distribute Monthly Interest and Monthly Principal, up to the Surety Bond Amount.

Surety Bond Amount............The term "Surety  Bond Amount"  means with respect to any Distribution Date: (x) the sum of (A) the lesser of (i) the Certificate Balance (after

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

                              giving effect to any distribution of Available Funds and any funds withdrawn from the Spread Account to pay Monthly Principal on such Distribution Date) and (ii) the Net Principal Surety Bond Amount, plus (B) Class A Monthly Interest, plus (C) Class I Monthly Interest, plus
                              (D) the Monthly Servicing Fee; less (y) all amounts on deposit in the Spread Account on such Distribution Date. "Net Principal Surety Bond Amount" means the Certificate Balance as of the first Distribution Date minus all amounts previously drawn on the Surety Bond or from the Spread Account with respect to Monthly Principal.

Legal Investment..............The  Class  A-1  Certificates   will  be  eligible
                              securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940, as amended.

Surety Bond Issuer............Capital Markets Assurance Corporation.

Optional Sale.................The  Class IC  Certificateholder  has the right to cause the Trustee to sell all of the Receivables (referred to herein as an "Optional Sale") as of the last day of any Collection Period, at a purchase price equal to the fair market value of the Receivables (but not less than the sum of (i) their aggregate outstanding principal balance plus accrued and unpaid interest thereon and (ii) any amounts due the Surety Bond Issuer), if (i) the Certificate Balance as of the following Distribution Date will equal 10% or less of the initial Certificate Balance and (ii) the Notional Principal Amount of the Class I Certificates has been reduced to zero.

Tax Status....................In the  opinion  of  special  tax  counsel  to the
                              Depositor, the Trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation. The Trustee and the Certificateholders will agree to treat the Trust as a partnership for federal income tax purposes, which will not be subject to federal income tax at the Trust level.

Ratings.......................As a  condition  to the  issuance  of the  Offered
                              Certificates, the Class A Certificates and the Class I Certificates must be rated in the highest category by Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a Division of The McGraw-Hill Companies (each a "Rating Agency" and collectively, the "Rating Agencies"). The ratings of the Class I Certificates do not address the possibility that rapid rates of principal prepayments, including prepayments resulting from a sale of the Receivables upon an Insolvency Event (as defined below) with respect to the Class IC Certificateholder, could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. An
                              "Insolvency Event" includes the bankruptcy or similar proceeding and the admission of the inability to pay debts as they become due. See "Risk Factors-- Certificate Rating."

ERISA Considerations..........Subject  to  the  considerations  discussed  under
                              "ERISA Considerations" herein and in the Prospectus, the Class A Certificates and the Class I Certificates may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of an Offered Certificate should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied.

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


                                  RISK FACTORS

         Investors should carefully consider the information set forth below as well as the other investment considerations described in this prospectus.

Limited Liquidity

         There is currently no secondary market for the Offered Certificates. The Underwriters currently intend to make a market in the Offered Certificates, but are under no obligation to do so. There can be no assurance that a secondary market will develop or, if one does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Offered Certificates.

Certificates Solely Obligations of the Trust

         The Offered Certificates are interests in the Trust only and do not represent the obligation of any other person. The Class A Certificateholders and the Class I Certificateholders are senior in right and interest to the Class IC Certificateholder (as described under "The Offered Certificates -- Distributions." The Trustee will withdraw funds from the Spread Account, up to the full balance of the funds on deposit in such account, only in the event that Available Funds are insufficient in accordance with the Pooling and Servicing Agreement to distribute Monthly Interest and Monthly Principal (after payment of the Monthly Servicing Fee). The amount on deposit in the Spread Account is intended to increase over time to an amount equal to the Required Spread Amount. There is no assurance that such growth will occur or that the balance in the Spread Account will always be sufficient to assure payment in full of Monthly Principal and Monthly Interest. If the amount on deposit in the Spread Account is reduced to zero after giving effect to all amounts to be deposited to and withdrawn from the Spread Account pursuant to the Pooling and Servicing Agreement, on any Distribution Date prior to termination of the Trust, the Trustee will draw on the Surety Bond, in an amount equal to the shortfall in respect of Monthly Interest and Monthly Principal, up to the Surety Bond Amount. If the Spread Account is reduced to zero and there is a default under the Surety Bond, the Trust will depend solely on current distributions on the Receivables to make distributions on the Offered Certificates and distributions of interest and principal on the Offered Certificates may be made pro rata based on the amounts to which Certificateholders of each class are entitled as set forth under "The Offered Certificates -- Distributions." See "The Receivables Pool -- Delinquencies, Repossessions and Net Losses."

Prepayment Risks Associated with the Class I Certificates

         If the Receivables prepay at a constant rate within the range assumed in preparing the Planned Notional Principal Amount Schedule, the PAC Component (and the Notional Principal Amount) will be reduced in accordance with the Planned Notional Principal Amount Schedule. If the Receivables prepay at a constant rate higher than 2.5% ABS, the Notional Principal Amount will be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to holders of the Class I Certificates. In general, a rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions and prepayments resulting from any sale of the Receivables upon an Insolvency Event with respect to the Class IC Certificateholder) will have a material negative effect on the yield to maturity of the Class I Certificates. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Yield and Prepayment Considerations -- The Class I Certificates" herein.

Termination Upon Insolvency Event of the Class IC Certificateholder

         The Depositor will be the initial Class IC Certificateholder. If an Insolvency Event occurs with respect to the Class IC Certificateholder, the Receivables will be sold and the Trust will be liquidated unless, within the period specified herein, holders of more than 51% of the Certificate Balance and

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

holders of more than 51% of the Notional Principal Amount of the Class I Certificates instruct the Trustee not to sell the Receivables and liquidate the Trust or unless such sale and liquidation is otherwise prohibited by applicable law. The Surety Bond will not be available to pay any shortfalls upon sale of the Receivables on liquidation of the Trust. The Depositor is a special purpose corporation the activities of which are circumscribed by its charter with a view to reducing any risk of its bankruptcy; however no representation is made concerning the financial condition of the Class IC Certificateholder or the likelihood of an Insolvency Event with respect to such holder. In the event of the sale of the Receivables and liquidation of the Trust following an Insolvency Event, the proceeds may not be sufficient to pay all accrued and unpaid amounts owing on the Certificates. The Surety Bond will not be available to cover any such shortfall. Following such a sale, the Class I Certificateholders may be entitled to receive a portion of the proceeds of sale based upon the amount originally paid for the Class I Certificates (as reduced by prior returns of such amount) as provided in the Pooling and Servicing Agreement. Furthermore, any distributions of such proceeds will have an effect similar to a prepayment of the Receivables and could affect the yield on the Class A Certificates and may significantly affect the yield on the Class I Certificates. See "Yield and Prepayment Considerations" herein.

Certificate Rating

         It is a condition of issuance of the Offered Certificates that the Class A Certificates and the Class I Certificates be rated in the highest category by the Rating Agencies. Such ratings will reflect only the views of the relevant rating agency. There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the Offered Certificates. The ratings of the Class I Certificates do not address the possibility that rapid rates of principal prepayments, including prepayments resulting from a sale of the Receivables upon an Insolvency Event with respect to the Class IC Certificateholder, could result in a failure of the holders of the Class I Certificates to fully recover their investment. A security rating is not a recommendation to buy, sell or hold securities.

                             FORMATION OF THE TRUST

         The Depositor will establish the Trust by selling and assigning the Trust property, as described below, to the Trustee in exchange for the Offered Certificates. The Depositor will retain the Class IC Certificate. UAC will be responsible for servicing the Receivables pursuant to the Pooling and Servicing Agreement and will be compensated for acting as the Servicer. To facilitate servicing and to minimize administrative burden and expense, the Servicer will be appointed custodian of the Receivables by the Trustee, but will not stamp the Receivables to reflect the sale and assignment of the Receivables to the Trust or make any notation of the Trust's lien on the certificates of title of the Financed Vehicles. In the absence of such notation on the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables. Under the terms of the Pooling and Servicing Agreement, UAC may delegate its duties as Servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties.




         The Depositor will establish, for the benefit of the Class A Certificateholders and the Class I Certificateholders and the Surety Bond Issuer, the Spread Account and will obtain the Surety Bond. Withdrawals from the Spread Account and, only after such withdrawals, draws on the Surety Bond will be made in accordance with the Pooling and Servicing Agreement in the event that sufficient funds are not available (after payment of the Monthly Servicing Fee) to distribute, in the case of Class I Monthly Interest, Class A Monthly Interest and Monthly Principal, up to the Surety Bond Amount. If the Spread Account is exhausted and there is a default under the Surety Bond, the Trust will look only to the Obligors on the Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure Defaulted Receivables for distributions of interest and principal on the Certificates. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders.

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
                              THE RECEIVABLES POOL

         The Receivables were selected from the prime portfolio of Union Acceptance Funding Corporation, a subsidiary of UAC, for purchase by the Depositor by several criteria, including that each Receivable: (i) has an original number of payments of not more than 84 payments and not less than 12 payments, (ii) has a remaining maturity of not more than 84 months and not less than four months, (iii) provides for level monthly payments that fully amortize the amount financed over the original term, and (iv) has a contract rate of interest (a "Contract Rate") (exclusive of prepaid finance charges) of not less than 6.90%. The weighted average remaining maturity of the Receivables will be approximately 71 months as of the Cutoff Date.

         Approximately 95.09% of the aggregate principal balance of the Receivables as of the Cutoff Date are simple interest contracts which provide for equal monthly payments. Approximately 4.91% of the aggregate principal balance of the Receivables as of the Cutoff Date are Precomputed Receivables originated in the State of California. Approximately 19.75% of the aggregate principal balance of the Receivables as of the Cutoff Date represent financing of new vehicles; the remainder of the Receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the Receivables as of the Cutoff Date were originated in metropolitan areas in the States of California and Texas. The performance of the Receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such metropolitan areas.

              Composition of the Receivables as of the Cutoff Date


                                                                   Aggregate          Original        Weighted
                                                   Number of        Principal         Principal        Average
                                                  Receivables        Balance           Balance          Rate
                                                  -----------   ----------------    ---------------     ------
New Automobiles and Light-Duty Trucks............     1,946     $  37,747,313.04   $  38,320,961.47     12.715%
Used Automobiles and Light-Duty Trucks...........    12,118       157,146,072.13     158,846,776.07     13.691%
New Vans (1).....................................       224         5,385,744.06       5,475,974.55     12.422%
Used Vans (1)....................................     1,280        18,111,033.01      18,293,854.95     13.607%
                                                     ------      ---------------    ---------------     ------
All Receivables..................................    15,568      $218,390,162.24    $220,937,567.04     13.484%
                                                     ======      ===============    ===============     ======



                                                      Weighted       Weighted       Percent of
                                                       Average        Average       Aggregate
                                                      Remaining      Original       Principal
                                                       Term(2)        Term(2)       Balance(3)
                                                       -------        -------       ----------
New Automobiles and Light-Duty Trucks..........      77.765mos.      78.990mos.       17.28%
Used Automobiles and Light-Duty Trucks.........      68.802          69.901           71.96
New Vans (1)...................................      79.561          80.851            2.47
Used Vans (1)..................................      69.582          70.687            8.29
                                                     ------          ------          ------
All Receivables................................      70.682mos.      71.807mos.      100.00%
                                                     ======          ======          ======


(1) References to vans include minivans and van conversions.

(2) Based on scheduled maturity and assuming no prepayments of the Receivables.

(3) Sum  may not equal 100% due to rounding.

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

        Geographic Distribution of the Receivables as of the Cutoff Date

                                                        Percent of Aggregate
       State (1)(2)                                     Principal Balance (3)
       Arizona............................................        3.91%
       California.........................................       13.13
       Colorado...........................................        2.31
       Florida............................................        7.76
       Georgia............................................        3.54
       Illinois...........................................        7.03
       Indiana............................................        2.94
       Iowa...............................................        2.11
       Kansas.............................................        0.94
       Kentucky...........................................        0.80
       Maryland...........................................        2.07
       Michigan...........................................        2.64
       Minnesota..........................................        0.86
       Missouri...........................................        2.02
       Nebraska...........................................        0.50
       Nevada.............................................        0.46
       New Mexico.........................................        0.31
       North Carolina.....................................        8.29
       Ohio...............................................        6.56
       Oklahoma...........................................        3.50
       Oregon.............................................        0.18
       Pennsylvania.......................................        0.59
       South Carolina.....................................        3.34
       Tennessee..........................................        1.96
       Texas..............................................       13.59
       Utah...............................................        0.24
       Virginia...........................................        6.51
       Washington.........................................        0.88
       Wisconsin..........................................        1.02
           Total  ........................................      100.00%

(1)    Based on address of the Dealer selling the related Financed Vehicle.

(2) Receivables originated in Ohio were solicited by Dealers for direct financing by UAC or the Predecessor. All other Receivables were originated by Dealers and purchased from such Dealers by UAC or the Predecessor.

(3)    Sum may not equal to 100% due to rounding.

     Distribution of the Receivables by Remaining Term as of the Cutoff Date

                                                                                                 Percentage of
       Remaining                                                 Aggregate           Average      Aggregate
       Scheduled                             Number of          Principal           Principal     Principal
      Term Range                             Receivables          Balance            Balance      Balance(1)
      ----------                             -----------          -------            -------      ----------
    0 to  6 months.......................           3       $      3,308.24       $  1,102.75         0.00%
    7 to 12 months.......................          28             92,811.42          3,314.69         0.04
   13 to 24 months.......................         172            765,060.05          4,448.02         0.35
   25 to 36 months.......................         514          3,339,506.02          6,497.09         1.53
   37 to 48 months.......................       1,105          9,332,857.21          8,446.02         4.27
   49 to 60 months.......................       3,182         36,831,122.67         11,574.83        16.86
   61 to 66 months.......................       1,198         15,361,172.43         12,822.35         7.03
   67 to 72 months.......................       3,732         53,741,337.40         14,400.14        24.61
   73 to 84 months.......................       5,634         98,922,986.80         17,558.22        45.30
                                               ------       ---------------        ----------       ------
             Total.......................      15,568       $218,390,162.24        $14,028.15       100.00%
                                               ======       ===============        ==========       ======

(1)    Sum may not equal 100% due to rounding.

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

                     Distribution of Receivables by Financed
                    Vehicle Model Year as of the Cutoff Date

                                  Percentage                         Percentage
                                   of Total         Aggregate       of Aggregate
Model            Number of         Number of        Principal        Principal
Year            Receivables     Receivables(1)      Balance          Balance(1)
- ----            -----------     -------------- ----------------    -------------
1978..........         2             0.01%     $      16,444.50         0.01%
1982..........         1             0.01              3,070.44         0.00
1983..........         1             0.01              5,532.21         0.00
1984..........         9             0.06             62,438.16         0.03
1985..........        16             0.10             96,723.53         0.04
1986..........        25             0.16            146,280.55         0.07
1987..........        51             0.33            275,179.21         0.13
1988..........       119             0.76            724,783.80         0.33
1989..........       447             2.87          3,072,265.79         1.41
1990..........       654             4.20          5,364,066.62         2.46
1991..........     1,038             6.67          9,545,369.43         4.37
1992..........     1,554             9.98         17,073,628.01         7.82
1993..........     2,163            13.89         26,536,112.08        12.15
1994..........     2,490            15.99         34,793,249.39        15.93
1995..........     2,645            16.99         41,114,337.48        18.83
1996..........     1,899            12.20         30,927,032.17        14.16
1997..........     2,391            15.36         47,272,851.68        21.65
1998..........        63             0.41          1,360,797.19         0.62
                  ------           ------       ---------------       ------
  Total.......    15,568           100.00%      $218,390,162.24       100.00%
                  ======           ======       ===============       ======

(1) Sum may not equal 100% due to rounding.

       Distribution of the Receivables by Note Rate as of the Cutoff Date

                                                                         Percentage of
                                           Aggregate          Average     Aggregate
                          Number of        Principal         Principal    Principal
  Note Rate Range        Receivables        Balance           Balance     Balance(1)
  ---------------        -----------        -------           -------     ----------
  6.000 to  6.999%......       4      $     52,914.14      $ 13,228.54        0.02%
  7.000 to  7.999%......      16           211,678.22        13,229.89        0.10
  8.000 to  8.999%......     131         1,987,012.17        15,168.03        0.91
  9.000 to  9.999%......     283         4,176,817.78        14,759.07        1.91
 10.000 to 10.999%......     625         9,895,670.77        15,833.07        4.53
 11.000 to 11.999%......   1,604        24,742,270.90        15,425.36       11.33
 12.000 to 12.999%......   3,168        47,446,268.72        14,976.73       21.73
 13.000 to 13.999%......   3,877        56,125,096.19        14,476.42       25.70
 14.000 to 14.999%......   2,869        38,457,326.38        13,404.44       17.61
 15.000 to 15.999%......   1,541        19,022,449.38        12,344.22        8.71
 16.000 to 16.999%......     722         8,648,808.55        11,978.96        3.96
 17.000 to 17.999%......     366         4,241,130.12        11,587.79        1.94
 18.000 to 18.999%......     219         2,198,498.65        10,038.81        1.01
 19.000 to 19.999%......      58           533,264.71         9,194.22        0.24
 20.000 to 20.999%......      64           521,181.35         8,143.46        0.24
 21.000 to 21.999%......      20           124,686.72         6,234.34        0.06
 23.000 to 23.999%......       1             5,087.49         5,087.49        0.00
                          ------      ---------------      ----------       ------
             Total......  15,568      $218,390,162.24      $14,028.15       100.00%
                          ======      ===============      ==========       ======


(1) Sum may not equal 100% due to rounding.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.

Delinquencies, Repossessions and Net Losses

         Set forth below is certain information concerning the experience of UAC and the Predecessor pertaining to delinquencies, repossessions, and net losses on its prime fixed rate retail automobile, light truck and van receivables serviced by UAC and the Predecessor. There can be no assurance that the delinquency, repossession, and net loss experience on the Receivables will be comparable to that set forth below.

                             Delinquency Experience


                                                               At June 30,
                               ---------------------------------------------------------------------------
                                         1995                     1996                      1997
                               -----------------------   -----------------------   -----------------------
                                                         (Dollars in thousands)
                                Number of                 Number of                 Number of
                               Receivables    Amount     Receivables    Amount     Receivables    Amount
                               -----------    ------     -----------    ------     -----------    ------
Servicing portfolio........     117,837     $1,159,349    147,722     $1,548,538     173,693     $1,860,272
                                -------     ----------    -------     ----------     -------     ----------
Delinquencies
   30-59 days..............       1,169     $   12,097      1,602     $   17,030       2,487     $   27,373
   60-89 days..............         377          4,124        694          7,629       1,646         18,931
   90 days or more.........           0              0        333          3,811         723          8,826
Total delinquencies........       1,546     $   16,221      2,629     $   28,470       4,856     $   55,130
                                -------     ----------    -------     ----------     -------     ----------
Total delinquencies as a
   percent of servicing
     portfolio.............        1.31%          1.40%      1.78%          1.84%       2.80%          2.96%
                                =======     ==========    =======     ==========     =======     ==========

                           Credit Loss Experience (1)

                                                            Year Ended June 30,
                               ---------------------------------------------------------------------------
                                         1995                  1996                          1997
                               ---------------------     -----------------------   -----------------------
                                                             (Dollars in thousands)
                                Number of                 Number of                 Number of
                               Receivables    Amount     Receivables    Amount     Receivables    Amount
                               -----------    ------     -----------    ------     -----------    ------
Avg. servicing portfolio(2)      104,455     $982,875      132,363    $1,343,770     164,858    $1,759,666
                                 -------     --------      -------    ----------     -------    ----------

Gross charge-offs..........        3,493     $ 28,628        3,663    $   40,815       6,280        70,830
Recoveries (4).............                    15,258                     19,543                    28,511
                                             --------                 ----------                ----------
Net losses.................                  $ 13,370                 $   21,272                $   42,319
                                             ========                 ==========                ==========
Gross charge-offs as a % of
   avg. servicing portfolio(3)      3.34%        2.91%        2.77%         3.04%       3.81%         4.03%
Recoveries as a % of gross
   charge-offs.............                     53.30%                     47.88%                    40.25%
Net losses as a % of avg.
   servicing portfolio(4)..                      1.36%                      1.58%                     2.40%

(1) There is generally no recourse to Dealers under any of the receivables in the portfolio serviced by UAC or the Predecessor, except to the extent of representations and warranties made by Dealers in connection with such receivables.
(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.
(3) Variation in the size of the portfolio serviced by UAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."
(4) In fiscal 1995, the method by which recoveries are stated was changed. Currently, recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value. Under the previous method, reported recoveries excluded unsold repossessed assets carried at fair market value. Prior period credit loss experience has been restated to conform to current period classifications.

         As indicated in the above Delinquency Experience table, delinquency rates based upon outstanding loan balances of accounts 30 days past due and over increased to 2.96% at June 30, 1997, from 1.84% at June 30, 1996, for UAC's prime servicing portfolio. The increased delinquency from a year ago is primarily due to the changes in consumer-credit trends as discussed below, and, to a lesser extent, the tightening of UAC's deferral policy (effective in February 1997) which applied more stringent standards for the deferment of delinquent accounts. This tightening served to increase delinquency and accelerated credit losses in the third and fourth quarters of the year ended June 30, 1997.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.

         As indicated in the above Credit Loss Experience table, credit losses on the prime auto portfolio totaled $42.3 million for the fiscal year ended June 30, 1997, or 2.40% as a percentage of the average servicing portfolio compared to $21.3 million or 1.58% for the fiscal year ended June 30, 1996. Increased credit losses are primarily a result of higher gross charge-off rates, as well as a decline in recovery rates. Although recovery rates are down compared to last fiscal year, there was a slight improvement in the quarter ending June 30, 1997 from the previous quarter.

         There has been a general deterioration in the consumer credit markets over the past year despite relatively good economic conditions. UAC believes that this decline comes primarily as a result of higher consumer debt levels and the consumer's increased readiness to declare bankruptcy. UAC has experienced increased delinquency as well as increased net credit losses. UAC's prime servicing portfolio is continuing to suffer deterioration since June 30, 1997 in delinquency and losses especially among loans originated in 1995. UAC is making improvements in both underwriting and collection processes to address the issue of credit quality. UAC has tightened its credit standards and is utilizing new computerized scoring tools to re-score existing portfolios enabling UAC to identify areas for improvement on the underwriting side. UAC's collection staff has been increased significantly since June 30, 1996. The new scoring tools also allow UAC to focus its collection efforts in the most effective manner.

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' ability to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

         Monthly Interest (as defined herein) on the Receivables will be distributed to Certificateholders on each Distribution Date to the extent of the pass-through rate applied to the applicable Certificate Balance or Notional Principal Amount, as applicable, as of the preceding Distribution Date or the Closing Date, as applicable (after giving effect to distributions of principal on such preceding Distribution Date). See "The Offered Certificates -- Distributions." In the event of a full or partial prepayment on a Receivable, Certificateholders will receive interest for the full month of such prepayment either through the distribution of interest paid on other Receivables or from a withdrawal from the Spread Account.

         Although the Receivables will have different Contract Rates, each Receivable's Contract Rate generally will exceed the sum of (a) the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate and the Class A-3 Pass-Through Rate, (b) the per annum rate used to calculate the fee payable to the Surety Bond Issuer in respect of the Surety Bond, (c) the Class I Pass-Through Rate and (d) the per annum rate used to calculate the Servicing Fee. The Contract Rate on a small percentage of the Receivables, however, will be less than the foregoing sum. Disproportionate rates of prepayments between Receivables with higher and lower Contract Rates could affect the ability of the Trust to distribute Monthly Interest to Certificateholders.

         The effective yield to Certificateholders will be below the yield otherwise produced by the Pass-Through Rate because the distribution of Monthly Principal and Monthly Interest in respect of any given month will not be made until the related Distribution Date, which will not be earlier than the eighth day of the following month.

The Class I Certificates

         The Class I Certificates are interest only certificates. Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty of prepayments with respect to the Class I Certificates, if the Receivables prepay sufficiently quickly, the Notional Principal Amount of the Class I Certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule, thereby reducing the yield to the holders of the Class I Certificates. The yield to maturity on the Class I Certificates will therefore be very sensitive to the rate of prepayments, including voluntary prepayments, prepayments due to liquidations, repurchases and losses and prepayments resulting from any sale of the Receivables upon an Insolvency Event relating to the Class IC Certificateholder. Prospective investors should fully consider the associated risks, including the risk that a rapid rate of prepayments could result in the failure of investors in the Class I Certificates to recoup their initial investment. See "Risk Factors" and "The Offered Certificates -- The Class I Certificates -- Calculation of Notional Principal Amount" and "-- Class I Yield Considerations."

                              THE DEPOSITOR AND UAC

         UAC currently acquires loans from over 3,200 manufacturer franchised automobile dealerships in 29 states. UAC is an Indiana corporation, formed in December 1993 by UAC's predecessor to succeed to the indirect automobile finance business of the Predecessor, which the Predecessor had operated since 1986. UAC began purchasing and originating Receivables in April 1994. For the fiscal years ended June 30, 1994, 1995, 1996 and 1997 UAC and/or its Predecessor acquired prime loans aggregating $615 million, $767 million, $995 million and $1,076 million, respectively, representing annual increases of 25%, 30% and 8%, respectively. Of the $1.9 billion of loans in the servicing portfolio of UAC and its Predecessor (consisting of the principal balance of loans held for sale and securitized loans) at June 30, 1997, approximately 75.43% represented loans on used cars and approximately 24.57% represented loans on new cars.

                             THE SURETY BOND ISSUER

         Capital Markets Assurance Corporation is the surety bond provider (the "Surety Bond Issuer"). The Surety Bond Issuer is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. The Surety Bond Issuer is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. The Surety Bond Issuer insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. The Surety Bond Issuer also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         The Surety Bond Issuer's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps") and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

         The Surety Bond Issuer is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). Neither Holdings nor any of its stockholders is obligated to pay any claims under any surety bond issued by the Surety Bond Issuer or any debts of the Surety Bond Issuer or to make additional capital contributions to the Surety Bond Issuer.

         The Surety Bond Issuer is regulated by the Superintendent of Insurance of the State of New York. In addition, the Surety Bond Issuer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that the Surety Bond Issuer may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. The Surety Bond Issuer is subject to periodic regulatory examinations by the same regulatory authorities.

         The Surety Bond Issuer's obligations under the Surety Bond may be reinsured. Such reinsurance does not relieve the Surety Bond Issuer of any of its obligations under the Surety Bond.

THE SURETY BOND IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         As of December 31, 1996 and 1995, the Surety Bond Issuer had qualified statutory capital (which consists of policyholders' surplus and contingency

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.

reserve) of approximately $260 million and $240 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires the Surety Bond Issuer to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by the Surety Bond Issuer.

         The Surety Bond Issuer is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                            THE OFFERED CERTIFICATES

         The Offered Certificates will be issued pursuant to the Pooling and Servicing Agreement. Copies of the Pooling and Servicing Agreement (without exhibits) may be obtained by Certificateholders upon request in writing to the Servicer. Citations to the relevant sections of the Pooling and Servicing Agreement appear below in parentheses. The following summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Pooling and Servicing Agreement.

Distributions

         In general, it is intended that the Trustee distribute to the Class A Certificateholders on each Distribution Date beginning October 8, 1997, the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of Precomputed Receivables), received on the Receivables during the related Collection Period, plus the Class A Monthly Interest. Principal to be distributed to the Class A Certificateholders will be allocated on the basis of the Principal Distribution Sequence (as defined herein). It is also intended that the Trustee distribute to the Class I Certificateholders, on each Distribution Date beginning on October 8, 1997 and continuing until the Distribution Date on which the Notional Principal Amount is reduced to zero, the Class I Monthly Interest. (Section 9.04.) See "The Offered Certificates-- Distributions." Interest to Certificateholders may be provided by a payment made by or on behalf of the Obligor, by an Advance made by the Servicer to cover interest due on a defaulted Receivable or by a withdrawal from the Spread Account. If such interest represents Monthly Interest it may be provided by a draw on the Surety Bond if there are not sufficient funds (after payment of the Monthly Servicing Fee, permitted reimbursements of outstanding Advances and after giving effect to any withdrawals from the Spread Account for the benefit of the Class A Certificateholders and the Class I Certificateholders) to pay Monthly Interest and Monthly Principal. Draws on the Surety Bond to pay Monthly Interest and Monthly Principal will be limited to the Surety Bond Amount.

The Class I Certificates -- Calculation of Notional Principal Amount

         The Class I Certificates are interest only planned amortization securities. The Class I Certificates are entitled to receive interest at the Class I Pass-Through Rate on the Notional Principal Amount of the Class I Certificates, initially $176,276,554.86. The planned amortization feature is intended to reduce the uncertainty to investors in the Class I Certificates with respect to prepayments because the Class I Certificates will receive interest based on their Notional Principal Amount on a principal paydown schedule rather than on the reduction in the actual Certificate Balance as a result of principal payments and prepayments, as described below. Solely for the purpose of calculating the amount payable with respect to the Class I Certificates, the Certificate Balance will be divided into two principal components, the "PAC Component" and the "Companion Component". The Notional Principal Amount will be equal to the PAC Component, originally $176,276,554.86. The sum of the PAC Component and the Companion Component will at all times equal the then aggregate unpaid Certificate Balance.

         The Pooling and Servicing Agreement establishes a schedule (the "Planned Notional Principal Amount Schedule") pursuant to which principal will be allocated to the PAC Component and the Companion Component, as described below. As the PAC Component is reduced, the Notional Principal Amount and payments to the holders of the Class I Certificates will also be reduced.

         On each Distribution Date, the Monthly Principal will be allocated first to the PAC Component up to the amount necessary to reduce the PAC Component to the amount specified in the Planned Notional Principal Amount

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.

Schedule (the "Planned Notional Principal Amount") for such Distribution Date, second, to the Companion Component until the balance thereof is reduced to zero and third, to the PAC Component, without regard to the Planned Notional Principal Amount for such Distribution Date. The foregoing allocations will be made solely for purposes of calculating the Notional Principal Amount and correspondingly, the amount of interest payable with respect to the Class I Certificates. The Class I Certificates are not entitled to receive any principal payments. The foregoing calculations will not affect distributions of principal with respect to the Class A Certificates.

                   Planned Notional Principal Amount Schedule

                                                      Planned Notional
  Distribution Date in                                Principal Amount

  Initial..........................................   $    176,276,554.86
  October 1997.....................................        170,604,250.70
  November 1997....................................        164,978,666.13
  December 1997....................................        159,400,728.11
  January 1998.....................................        153,871,378.61
  February 1998....................................        148,391,574.74
  March 1998.......................................        142,962,289.06
  April 1998.......................................        137,584,509.73
  May 1998.........................................        132,259,240.81
  June 1998........................................        126,987,502.42
  July 1998........................................        121,770,331.07
  August 1998......................................        116,608,779.78
  September 1998...................................        111,503,918.44
  October 1998.....................................        106,456,833.95
  November 1998....................................        101,468,630.54
  December 1998....................................         96,540,429.99
  January 1999.....................................         91,673,371.94
  February 1999....................................         86,868,614.07
  March 1999.......................................         82,127,332.36
  April 1999.......................................         77,450,721.47
  May 1999.........................................         72,839,994.90
  June 1999........................................         68,296,385.27
  July 1999........................................         63,821,144.70
  August 1999......................................         59,415,544.92
  September 1999...................................         55,080,877.74
  October 1999.....................................         50,818,455.23
  November 1999....................................         46,629,610.00
  December 1999....................................         42,515,695.55
  January 2000.....................................         38,478,086.59
  February 2000....................................         34,518,179.28
  March 2000.......................................         30,637,391.55
  April 2000.......................................         26,837,163.45
  May 2000.........................................         23,192,460.90
  June 2000........................................         19,626,543.38
  July 2000........................................         16,140,831.37
  August 2000......................................         12,736,767.35
  September 2000...................................          9,415,816.07
  October 2000.....................................          6,179,464.97
  November 2000....................................          3,029,224.39
  December 2000....................................                  0.00

The Class I Certificates will not be entitled to any distributions after the Notional Principal Amount has been reduced to zero.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.

Class I Yield Considerations

         Although the planned amortization feature of the Class I Certificates is intended to reduce the uncertainty relating to prepayments of the Receivables with respect to the Class I Certificates, the yield to maturity of the Class I Certificates will remain extremely sensitive to the prepayment experience of the Receivables, including voluntary prepayments, prepayments due to liquidations, repurchases and losses and prepayments resulting from any sale of the Receivables upon an Insolvency Event relating to the Class IC Certificateholder. Prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class I Certificates should note that they will not be entitled to any distributions after the Notional Principal Amount of the Class I Certificates has been reduced to zero, and that Receivables may be repurchased due to breaches of representations. See "Risk Factors."

         The following tables illustrate the significant effect that prepayments on the Receivables have upon the yield to maturity of the Class I Certificates. The first table assumes that the Receivables have been aggregated into five hypothetical pools having the characteristics described therein and that the level scheduled monthly payment for each of the five pools (which is based on its principal balance, weighted average Contract Rate, weighted average remaining term as of the Cutoff Date and its weighted average original term) will be such that such pool will be fully amortized by the end of its weighted average remaining term. Based on such hypothetical pools, the second table shows the approximate hypothetical pre-tax yields to maturity of the Class I Certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below.

                                                               Weighted Average          Weighted Average
                 Cutoff Date        Weighted Average           Remaining Term to         Original Term to
     Pool     Principal Balance      Note Rate               Maturity (in Months)      Maturity (in Months)
       1     $    4,200,685.73           13.999%                    31                          35
       2          9,332,857.21           14.122                     46                          47
       3         36,831,122.67           13.514                     58                          59
       4         72,256,006.06           13.477                     70                          71
       5         95,769,490.57           13.393                     80                          81

         For purposes of the table, it is also assumed that (i) the purchase price of the Class I Certificates is as set forth below, (ii) the Receivables have the characteristics set forth under "The Receivables Pool" herein, (iii) the Receivables prepay monthly at the specified percentages of ABS as set forth in the table below, (iv) prepayments representing prepayments in full of individual Receivables are received on the last day of the month and include a full month's interest thereon, (v) the Closing Date for the Offered Certificates is September 11, 1997, (vi) distributions on the Offered Certificates are made, in cash, on the ninth day of each month, commencing on October 9, 1997, (vii) no defaults or delinquencies in the payment of the Receivables are experienced, and
(viii) no Receivable is repurchased for breach of representation and warranty or otherwise.

       Sensitivity of the Yield on the Class I Certificates to Prepayments

                   1.0%          1.6%       1.8%         2.5%         3.0%
   Price(1)         ABS           ABS        ABS          ABS          ABS
  --------        ------        -----       -----        -----        -----
  2.145223%       25.927%       6.263%      6.263%       6.263%     - 3.155%


(1)      Expressed as a percentage of the original Notional Principal Amount.

         Based on the assumptions described above and assuming a purchase price of 2.145223% at approximately 2.867% ABS, the pre-tax yield to maturity of the Class I Certificates would be approximately 0%.

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materials.  If you did not receive such a disclaimer please contact your Salomon
Brothers Financial Advisor immediately.

         It is highly unlikely that the Receivables will prepay at a constant rate until maturity or that all of the Receivables will prepay at the same rate. The foregoing table assumes that each Receivable bears interest at its specified Contract Rate, has the same remaining amortization term, and prepays at the same rate. In fact, receivables will prepay at different rates and have different terms.

         The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I Certificates and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class I Certificates and consequently do not purport to reflect the return on any investment in the Class I Certificates when such reinvestment rates are considered.

         The Receivables will not necessarily have the characteristics assumed above, and there can be no assurance that (i) the Receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class I Certificates will correspond to any of the pre-tax yields shown above or (iii) the aggregate purchase price of the Class I Certificates will be equal to the purchase price assumed. Because the Receivables will include Receivables that have remaining terms to stated maturity shorter or longer than those assumed and Contract Rates higher or lower than those assumed, the pre-tax yield on the Class I Certificates may differ from those set forth above, even if all of the Receivables prepay at the indicated constant prepayment rates.

         Prepayments on automotive receivables can be measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of receivables in a pool of receivables. ABS further assumes that all the receivables are the same size and amortize at the same rate and that each receivable in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of receivables originally containing 10,000 receivables, a 1% ABS rate means that 100 receivables prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of receivables, including the Receivables.

This page must be accompanied by the disclaimer on the cover page of these materials. If you did not receive such a disclaimer please contact your Salomon Brothers Financial Advisor immediately.